Exhibit 21.1

SUBSIDIARIES OF VOUGHT AIRCRAFT INDUSTRIES, INC.

Vac Industries, Inc., a Delaware corporation

Vought Commercial Aircraft Company, a Delaware corporation

Contour Aerospace Corporation, a Delaware corporation